Exhibit 10.12

Execution Version

ECP Environmental Growth Opportunities Corp.

40 Beechwood Road

Summit, New Jersey 07901

February 8, 2021

Energy Capital Partners Management, LP

40 Beechwood Road

Summit, New Jersey 07901

Re: Administrative Services Agreement

Ladies and Gentlemen:

This letter agreement by and between ECP Environmental Growth Opportunities Corp., a Delaware corporation (the “Company”), and Energy Capital Partners Management, LP, a Delaware limited partnership (the “Provider”), dated as of the date hereof, will confirm our agreement that, commencing on the date the securities of the Company are first listed on a nationally recognized stock exchange (the “Listing Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination and the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

1.

The Provider shall make available, or cause to be made available, to the Company, at 40 Beechwood Road, Summit, New Jersey 07901 (or any successor location or other existing office locations), certain office space, utilities, and administrative and support services as may be reasonably requested by the Company. In exchange therefor, the Company shall pay the Provider the sum of $10,000 per month commencing on the Listing Date and continuing monthly thereafter until the Termination Date; and

2.

The Provider hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind or nature whatsoever (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it presently has or may have in the future as a result of, or arising out of, this letter agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party, provided that the Provider may assign this letter agreement to an affiliate without the prior written approval of the Company. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same letter agreement.

[Signature page follows]

Very truly yours,

ECP ENVIRONMENTAL GROWTH OPPORTUNITIES CORP.

By:	/s/ Tyler Reeder
Name: Tyler Reeder Title: President and Chief Executive Officer

AGREED TO AND ACCEPTED BY:

Energy Capital Partners Management, LP

a Delaware limited partnership

By: ECP Management GP, LLC, a Delaware limited liability company, its general partner

By: ECP ControlCo, LLC, a Delaware limited liability company, its managing member

By:	/s/ Tyler Reeder
Name: Tyler Reeder Title: Managing Member

[Signature Page to Administrative Services Agreement]